UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 11, 2010

Williams-Sonoma, Inc. (Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code                    (415) 421-7900

                                                     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Laura Alber Employment Agreement

In connection with Ms. Alber’s appointment as President and Chief Executive Officer of Williams-Sonoma, Inc. (the “Company”), on June 11, 2010, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Alber. The Employment Agreement is effective as of May 26, 2010. The Employment Agreement has an initial three-year term and will be automatically extended for one year following the initial term unless either party provides notice of non-extension.

The Employment Agreement provides Ms. Alber with an annual base salary of $975,000 (the “Base Salary”). Ms. Alber will remain eligible to participate in the Company’s 2001 Incentive Bonus Plan and the employee benefit plans offered to the Company’s senior executives. Ms. Alber also will remain eligible to receive equity compensation awards as the Compensation Committee of Company’s Board of Directors deems appropriate.

Under the Employment Agreement, in the event Ms. Alber’s employment is terminated by the Company without cause, Ms. Alber voluntarily resigns for good reason, or Ms. Alber’s employment is terminated due to her death or disability, as such terms are defined in the Employment Agreement (each, an “EA Triggering Termination”), Ms. Alber will be entitled to receive the following:

•	severance equal to 24 months of Ms. Alber’s Base Salary to be paid over 24 months;

•

if Ms. Alber has an EA Triggering Termination in 2010, an amount equal to 200% of the annual bonus received in the last 12 months, if Ms. Alber has an EA Triggering Termination in 2011, an amount equal to 200% of the average annual bonus received in the last 24 months, or if Ms. Alber has an EA Triggering Termination in 2012 or later, an amount equal to 200% of the average annual bonus received in the last 36 months;

•	in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 18 months; and

•

the vesting of Ms. Alber’s then-outstanding equity awards will accelerate by up to an additional 18 months’ of vesting credit, and if the awards were subject to cliff-vesting of more than one-year, the cliff-vesting provision will be lifted and vesting credit given as if the award had been subject to monthly vesting.

If Ms. Alber’s employment is terminated due to her death or disability, the severance payments that are based on base salary and bonus amounts will be reduced by the amount of any payments Ms. Alber receives through Company-paid insurance policies.

Ms. Alber’s receipt of the severance benefits discussed above is contingent on Ms. Alber signing and not revoking a release of claims against the Company, her continued compliance with the Company’s Corporate Code of Conduct (including its provisions relating to confidential information and non-solicitation), Ms. Alber not accepting employment with a competitor of the Company, and her continued non-disparagement of the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Management Retention Agreement

On June 11, 2010, the Company entered into a Management Retention Agreement (the “Retention Agreement”) with each of Ms. Alber and Sharon McCollam (each an “Executive” and collectively, the “Executives”). Each Retention Agreement has an initial two-year term and will be automatically extended for one year following the initial term unless either party provides notice of non-extension. If the Company enters into a definitive agreement with a third party providing for a change of control of the Company (as such term is defined in the Retention Agreements), each Retention Agreement will be automatically extended for 18 months following the change of control.

Under each Retention Agreement, if within 18 months following the change of control, the Executive’s employment with the Company is terminated involuntarily by the Company without cause, or voluntarily by the Executive for good reason, as such terms are defined in the Retention Agreement (each, a “Triggering Termination”), the Executive will be entitled to receive the following:

•

severance equal to 200% of the Executive’s annual base salary as in effect immediately prior to the change of control or the Executive’s termination, whichever is greater, plus, if the Executive has a Triggering Termination in 2010, an amount equal to 200% of the annual bonus received in the last 12 months, if the Executive has a Triggering Termination in 2011, an amount equal to 200% of the average annual bonus received in the last 24 months, or if the Executive has a Triggering Termination in 2012 or later, an amount equal to 200% of the average annual bonus received in the last 36 months, with such severance to be paid over 24 months;

•

100% of the Executive’s outstanding equity awards with service-based vesting will immediately become fully vested, and a pro-rata portion of the Executive’s outstanding equity awards with performance-based vesting will immediately become fully vested at the target performance level; and

•	in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 12 months.

The Executive’s receipt of the severance benefits discussed above is contingent on the Executive signing and not revoking a release of claims against the Company, the Executive’s continued compliance with the Company’s Corporate Code of Conduct (including its provisions relating to confidential information and non-solicitation), the Executive not accepting employment with a competitor of the Company and the Executive’s continued non-disparagement of the Company.

In the event that the severance payments and other benefits payable to the Executive under the Retention Agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the Executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by the Executive on an after-tax basis of the greatest amount of benefits.

The foregoing description is qualified in its entirety by reference to the Retention Agreements, which are attached as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	List of Exhibits:

Exhibit Number	Description

10.1	Employment Agreement with Laura Alber, dated June 11, 2010

10.2	Management Retention Agreement with Laura Alber, dated June 11, 2010

10.3	Management Retention Agreement with Sharon McCollam, dated June 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: June 17, 2010	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement with Laura Alber, dated June 11, 2010

10.2	Management Retention Agreement with Laura Alber, dated June 11, 2010

10.3	Management Retention Agreement with Sharon McCollam, dated June 11, 2010